SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 1997

                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

     Delaware                    0-25544           77-0222872
(State or other jurisdiction   (Commission      (I.R.S. Employer
of incorporation)             File Number)   Identification No.)

7408 Hollister Avenue
Santa Barbara, California                                93117
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 805/685-9880

                              PDT, INC.
(Former name or former address, if changed since last report)














The Exhibit Index is located on Page 2.

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ITEM 5.           OTHER EVENTS.

     Miravant Medical Technologies, a Delaware corporation (the "Registrant"), announced that the Registrant on September 26, 1997 completed a private equity offering which included the issuance of 900,000 shares of the Registrant's common stock priced at $50 per share for a total offering of $45 million. Investors also received warrants to purchase additional shares at higher prices. Acopy of the press release is attached as an exhibit hereto and is incorporated by reference in its entirety herein.


                                    EXHIBITS

     The following exhibit is filed as part of this report:

Exhibit         Exhibit
Number          Description

99.1            Press Release




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MIRAVANT MEDICAL TECHNOLOGIES,
                                       a Delaware corporation
                                       (Registrant)


                                       By: /s/ John M. Philpott
                                       ------------------------
                                       Chief Financial Officer



Date: October 3, 1997

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